                                   FORM 8-A
                                _______________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                _______________

                                CLECO POWER LLC
             (Exact name of registrant as specified in its charter)
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

              LOUISIANA                                  72-0244480
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       2030 DONAHUE FERRY ROAD
        PINEVILLE, LOUISIANA                             71360-5226
(Address of principal executive offices)                 (Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on which
Title of each class to be so registered     each class is to be registered
---------------------------------------     ------------------------------
         6.52% MEDIUM-TERM                    NEW YORK STOCK EXCHANGE
          NOTES DUES 2009

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

        Securities Act registration statement file numbers to which this form relates: 333-02895.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

             The class of securities to be registered hereby is the 6.52% Medium-Term Notes due 2009 (the "Notes") of Cleco Power LLC, a Louisiana limited liability company (the "Company"). The Company is the successor issuer to Cleco Utility Group Inc., formerly known as Cleco Corporation, formerly known as Central Louisiana Electric Company, Inc. A description of the Notes is set forth in the Registration Statement on Form S-3 of the Company (Registration No. 333-02895) filed with the Securities and Exchange Commission (the "Commission"), on April 29, 1996, as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on December 10, 1996 and declared effective by the Commission on December 11, 1996 (as amended, the "Registration Statement"), the Prospectus relating thereto dated December 12, 1996 and filed with the Commission on December 16, 1996 (the "Prospectus") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), and Pricing Supplement No. 4 to the Prospectus dated May 4, 1999 and filed with the Commission on May 5, 1999 pursuant to Rule 424(b)(3) under the Securities Act, which description is incorporated herein by reference. Any form of prospectus, prospectus or pricing supplement that includes such description that is subsequently filed by the Company as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

ITEM 2.      EXHIBITS.

             The following exhibits are incorporated herein by reference.

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
                                                               SEC FILE OR
                                                               REGISTRATION               REGISTRATION               EXHIBIT
                                                                  NUMBER               STATEMENT OR REPORT           NUMBER
                                                         ---------------------      ----------------------       ----------------
(1)  Indenture dated as of October 1, 1988 between                1-5663                 8-K (10/26/88)                 4(b)
     Central Louisiana Electric Company, Inc., and
     Bankers Trust Company, as Note Trustee

(2)  First Supplemental Indenture, dated as of                 333-52540                  S-3 (1/26/01)                4(a)(2)
     December 1, 2000, between Cleco Utility Group
     Inc. and The Bank of New York

(3)  Second Supplemental Indenture, dated as of                333-52540                  S-3 (1/26/01)                4(a)(3)
     January 1, 2001, between Cleco Power LLC and The
     Bank of New York

(4)  Agreement of Resignation, Appointment and                 333-02895                  S-3 (4/29/96)                4(a)(2)
     Acceptance dated as of April 1, 1996

(5)  Form of Book-Entry Note                                   333-02895                  S-3 (4/29/96)                 4(b)
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

                                   SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          CLECO POWER LLC



Date: March 30, 2001

                                          By:   /s/ KATHLEEN F. NOLEN
                                               ----------------------
                                               Kathleen F. Nolen
                                               Treasurer